Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2021, with respect to the consolidated financial statements of BBQ Holdings, Inc. included in the Annual Report on Form 10-K for the year ended January 3, 2021, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of aforementioned report in this Registration Statement.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.
Minneapolis, Minnesota
April 7, 2021